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                         AMENDMENT TO LEASE AGREEMENTS

                 This Amendment to Lease Agreements ("Amendment") dated this 9th day of March, 1995 is between BWAY PROPERTY LIMITED PARTNERSHIP, a Colorado limited partnership ("Landlord") and ALFALFA'S BOULDER, INC., a Colorado corporation ("Tenant") effective as of February 15, 1995 (the "Effective
Date").

                                   RECITALS:

                 A. Boulder National Bank, as Nominee, and Natural Horizons, Inc. entered into a Lease Agreement dated October 11, 1982, pursuant to which Natural Horizons, Inc. leased approximately 11,500 square feet of space in a portion of the building known as 1651 Broadway, Boulder, Colorado (the Lease, as amended by that certain Amendment to Lease Agreement dated September 10, 1991 between Landlord and Tenant, is referred to herein as "Lease I").

                 B. Landlord is successor-in-interest to Boulder National Bank and Tenant is successor-in-interest to Natural Horizons, Inc.

                 C. Landlord and Tenant entered into a Lease Agreement dated October 5, 1992 pursuant to which Tenant leased approximately 9,500 square feet of space in a portion of the building known as 1645 Broadway, Boulder, Colorado ("Lease II").

                 D. Landlord and Tenant wish to amend Lease I and Lease II to extend the terms thereof, grant Tenant an additional option on each such Lease for a five year extension of the term thereof and provide for the lease of certain additional space by Tenant.

                                   AMENDMENT

                 FOR GOOD AND VALUABLE CONSIDERATION, the receipt, and sufficiency of which are hereby acknowledged, the parties agree as follows:

                 1.       Extension of Present Term.

                          (a) Lease I. The present term of Lease I, now due to expire October 11, 2000, shall be, and hereby is, extended to October 11, 2006 (the "Extended Term I"), subject to the same terms and conditions contained in Lease I, including, but not limited to, the Escalation of Base Rental Rate during the Extended Term I as described in paragraph 4B of Lease I.

                          (b) Lease II. The present term of Lease II, now due to expire October 10, 2000, shall be, and hereby is, extended to October 11, 2006 (the "Extended Term II"), subject to the same terms and conditions contained in Lease II, including, but not limited to, the Escalation of Base Rental Rate during the Extended Term II as described in paragraph 4B of Lease II.
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                 2.       Waiver of Notice. Both parties hereby waive any
notification required by Lease I or Lease II with regard to the extension of the term thereof as described herein.

                 3.       Options to Extend.

                          (a) Lease I. Section 3 of Lease I is hereby deleted and the following substituted therefor:

                 "Upon full and complete performance of all the terms, covenants and conditions herein contained by Tenant, and payment of all rental due under the terms hereof, Tenant shall be given the option to renew this Lease for an additional term of six (6) years commencing October 12, 2006 and terminating October 11, 2012. In the event Tenant desires to exercise the option to renew the term of this Lease, Tenant shall give written notice of such fact to Landlord not less than two hundred seventy (270) days nor more than three hundred (300) days prior to the expiration of the current term of this Lease."

                          (b)     Lease II. The first sentence of
                 Section 3 of Lease II is hereby deleted and the following substituted therefor:

                          "Upon full and complete performance of
                     all the terms, covenants and conditions herein contained by Tenant and payment of all rental due under the terms hereof, Tenant shall be given the option to renew this Lease for an additional term of six (6) years commencing October 12, 2006 and terminating October 11, 2012 and, except for the amount of rental to be paid (as modified by paragraph 4B below), upon the same terms and conditions provided in this Lease."

The rent payable by Tenant to Landlord under Lease II shall be as stated in Lease II, including any Escalation of Base Rental Rate as described in paragraph 4B thereof.

                 4. Utility Expenses under Lease II. Tenant hereby agrees to pay all utility expenses for the space utilized by Blue Mountain (the "Blue Mountain Space") which is adjacent to the premises leased under Lease II, provided, however, that if Blue Mountain is not the tenant in the Blue Mountain Space or if Blue Mountain uses the Blue Mountain Space for other than its current use (storage area) and such use results in a materially higher utility cost for the Blue Mountain Space, Tenant's obligation under this paragraph with regard to the Blue Mountain Space shall cease.

                 5. Lease of Additional Space Under Lease II. As of the Effective Date, the definition of the "premises" in Lease II shall be amended to include the additional space, consisting of 2100 square feet, as described on Exhibit A attached hereto (the "Additional Premises"). Tenant's use and occupancy of the Additional Premises shall be on the same terms

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and conditions as Lease II, including, without limitation, the same Base Rental
Rate per square foot and Escalation of Base Rental Rate as provided therein.

                 6. Full Force and Effect. Except as expressly amended hereby, Lease I and Lease II shall remain in full force and effect.

                 Executed as of the date set forth above.

                                      LANDLORD - LEASE I AND LEASE II:

                                      BWAY PROPERTY LIMITED PARTNERSHIP

                                      By: Spine Property Management Corporation

                                      By:  /s/ ROBERT N. POLIS
                                           -------------------------------
                                               Robert N. Polis,
                                               President

                                      TENANT - LEASE I AND LEASE II:

                                      ALFALFA'S BOULDER, INC., a Colorado
                                      corporation

                                      By:       /s/ S.M. HASSAN
                                           -------------------------------
                                      Its:
                                           -------------------------------


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AGREED To AND ACCEPTED as of
the date first written above:

BWAY Property Limited
Partnership, a Colorado
limited partnership

By:      Spine Property Management
         Corporation, General Partner

         By:   /s/ ROBERT N. POLIS
            -------------------------
                 Robert Polis,
                 President


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